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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectuses pertaining to the 1988 Incentive Stock Option Plan, the 1988 Nonqualified Stock Option Plan and the 1989 Non-Employee Directors' Stock Option Plan of Arthur J. Gallagher & Co. of our reports dated January 23, 2002 with respect to the consolidated financial statements and schedule of Arthur J. Gallagher & Co. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                               /S/  ERNST & YOUNG LLP
                                          _____________________________________
                                                    Ernst & Young LLP

Chicago, Illinois
April 30, 2002